UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 16, 2021

PAE INCORPORATED

(Exact Name of Registrant Specified in Charter)

Delaware	001-38643	82-3173473
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7799 Leesburg Pike, Suite 300 North Falls Church, Virginia	22043
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 717-6000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol	Name of each exchange on which registered:
Class A Common Stock, par value $0.0001 per share	PAE	The Nasdaq Stock Market
Warrants	PAEWW	The Nasdaq Stock Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)     As previously disclosed, on March 15, 2021, John E. Heller submitted a letter resigning from his position as President and Chief Executive Officer of PAE Incorporated (the “Company”), effective March 19, 2021. On March 16, 2021, Mr. Heller informed the Company that he was resigning from his position as a director on the Company’s Board of Directors (the “Board”), effective March 19, 2021. Mr. Heller’s resignation from the Board was not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

(d)     As previously disclosed, on March 16, 2021, the Board of Directors appointed Charles D. Peiffer as Interim President and Chief Executive Officer of the Company, effective at the opening of business on March 19, 2021. On March 19, 2021, the Board appointed Mr. Peiffer as a director of the Company to fill the vacancy created by Mr. Heller’s resignation from the Board.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PAE INCORPORATED

Date: March 19, 2021	By:	/s/ Paul W. Cobb, Jr.
Paul W. Cobb, Jr.
Executive Vice President, General Counsel and Secretary